Exhibit 99.1

www.pplnewsroom.com

Contact:        George Biechler, for news media, 610-774-5997
Joe Bergstein, for financial community, 610-774-5609

PPL’s Presentation to be Webcast
from Edison Electric Institute’s Annual Financial Conference

ALLENTOWN, Pa. (Nov. 1, 2007) -- Senior management of PPL Corporation (NYSE: PPL) will make a presentation to investors and financial analysts at the Edison Electric Institute’s annual financial conference in Lake Buena Vista, Fla., at 8:15 a.m. EST Tuesday, Nov. 6.
James H. Miller, PPL’s chairman, president and chief executive officer, will discuss PPL’s corporate strategy, growth opportunities and general business outlook.
The presentation will be available online live, in audio format together with slides, on PPL’s Web site at www.pplweb.com. For those who cannot listen to the live webcast of the presentation, a replay will be archived and accessible for 30 days on the Web site.
PPL Corporation, headquartered in Allentown, Pa., controls more than 11,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.

#     #     #

Note to Editors: Visit our media Web site at www.pplnewsroom.com for additional news and background about PPL Corporation.